UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2018 (the "Effective Date"), Eric-Yves Mahe, Senior Vice President, Eastman Kodak Company (the "Company'') and President, Software and Solutions Division, was appointed President, Consumer and Film Division. In this position, Mr. Mahe is required to engage in substantial business travel to Europe and North America from his home location of Singapore.  In light of this, on September 28, 2018, the Executive Compensation Committee (the "Committee") of the Company approved, commencing as of the Effective Date, a monthly travel allowance to fund Mr. Mahe's intra-region travel to a third location when travelling outside of Asia between other scheduled business travel in the amount of SGD 6,700 (which corresponds to approximately USD 5,000 based on the last 12-month average exchange rate for SGD to USD of 0.746), payable as a taxable allowance through the normal payroll cycle.  The travel allowance is considered by the Committee and the Company to be a cost-effective alternative to either relocation or more frequent long-haul return trips to Mr. Mahe's home base of Singapore and will be periodically re-evaluated by the Committee as business circumstances dictate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Sharon E. Underberg

Name: Sharon E. Underberg

Title:   Senior Vice President, General Counsel & Secretary

Date:  October 3, 2018

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